EXHIBIT 99.1

FOR IMMEDIATE RELEASE
November 1, 2017

Mammoth Energy Service, Inc. Announces
Third Quarter 2017 Operational and Financial Results

OKLAHOMA CITY, OKLAHOMA, November 1, 2017 - Mammoth Energy Service, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) today reported financial and operational results for the three and nine months ended September 30, 2017.

Key Highlights for and subsequent to the Third Quarter 2017:

•
Total revenue was $149.3 million for the three months ended September 30, 2017, up 136% from $63.3 million for the three months ended September 30, 2016 and up 52% sequentially from $98.3 million for the three months ended June 30, 2017.

•
Net loss for the three months ended September 30, 2017 was $0.8 million, an improvement of $2.2 million from a net loss of $3.0 million for the three months ended September 30, 2016. Mammoth reported Adjusted EBITDA (as defined and reconciled below) of $28.0 million and $17.3 million for the three months ended September 30, 2017 and 2016, respectively.

•
Expanded pressure pumping, sand deliveries and last-mile trucking into the SCOOP/STACK with the startup of our fifth pressure pumping fleet in August 2017 and the startup of our sixth fleet on October 20, 2017. Pricing is continuing to increase pricing across both pressure pumping and sand along with our other completions services.

•
Introduced our broadened energy services offering with the formation of Cobra, an electric utility infrastructure business active across 5 states and recently completed storm restoration work in Texas and Florida. Cobra signed a contract, worth up to $200 million in revenue, to aid in the restoration of the electric utility infrastructure in Puerto Rico.

Arty Straehla, Mammoth's Chief Executive Officer, stated, “The third quarter of 2017 was a very active one for the entire Mammoth team and a pivotal point in our portfolio’s development. We expanded our pressure pumping segment organically, integrated the two sand mines that were purchased in the prior quarter and rapidly expanded the development of our energy infrastructure business. Our team executed flawlessly and the fruits of their hard work are starting to show up in our financial results across the broader portfolio of services. With a majority of our growth capex for 2017 already spent, we expect to begin generating free cash flow later this year, while we continue to explore ways to grow and pay down debt in the interim."

Pressure Pumping Services

Mammoth's pressure pumping division contributed revenue of $75.7 million on 1,617 stages for the three months ended September 30, 2017 compared to $35.5 million on 511 stages for the three months ended September 30, 2016, increases of 113% and 216%, respectively. Sequentially, the number of stages pumped during the quarter grew by 26% from 1,287 in the three months ended June 30, 2017. We were nearly fully utilized during 3Q 2017 despite adding a partial spread during the period, similar to our full effective utilization during the prior year period.

Mammoth's pressure pumping division contributed revenue of $166.1 million on 3,764 stages for the nine months ended September 30, 2017 compared to $91.9 million on 1,678 stages for the nine months ended September 30, 2016, increases of 81% and 124%, respectively.

During the three months ended September 30, 2017, we expanded pressure pumping operations into the SCOOP/STACK. Demand remains strong with our frac calendar fully booked into early 2018 in both the Utica and Mid-Continent. All six of our fleets are operating today for quality operators.

Well Services

Mammoth's well services division contributed revenue of $16.2 million for the three months ended September 30, 2017 compared to $2.3 million for the three months ended September 30, 2016, an increase of 604%. The acquisitions of Stingray Cementing LLC and Stingray Energy Services LLC were completed on June 5, 2017. The inclusion of these businesses added $9.1 million in revenue during the three months ended September 30, 2017. Our coil tubing services accounted for $4.1 million of our operating division increase as a result of an increase in utilization and an increase in average day rates from approximately $16,800 for the three months ended September 30, 2016 to approximately $30,200 for the three months ended September 30, 2017. Our flowback services accounted for $0.7 million of our operating division increase as a result of an increase in utilization.

Mammoth's well services division contributed revenue of $27.6 million for the nine months ended September 30, 2017 compared to $7.2 million for the nine months ended September 30, 2016, an increase of 283%. Stingray Cementing and Stingray Energy Services added $11.7 million in revenue. Our coil tubing services accounted for $7.9 million of our operating division increase as a result of an increase utilization and an increase in average day rates from approximately $17,933 for the nine months ended September 30, 2016 to approximately $26,933 for the nine months ended September 30, 2017. Our flowback services accounted for $0.8 million of our operating division increase as a result of increased utilization.

Natural Sand Proppant Services

Mammoth's natural sand proppant division contributed revenue of $29.3 million for the three months ended September 30, 2017 compared to $8.2 million for the three months ended September 30, 2016, an increase of 257%. The Company sold 438,800 and 188,018 tons of sand for the three months ended September 30, 2017 and 2016, respectively. Sequentially, sand volumes sold increased by approximately 25% in the third quarter of 2017 as compared to the second quarter of 2017.

Mammoth's natural sand proppant division contributed revenue of $68.2 million for the nine months ended September 30, 2017 compared to $22.4 million for the nine months ended September 30, 2016, an increase of 204%. The Company sold 1,035,506 and 447,908 tons of sand for the nine months ended September 30, 2017 and 2016, respectively.

The average FOB mine gate price increased to $41.14 per ton in the three months ended September 30, 2017, as industry activity increased and the demand for frac sand remained strong. Our sales of purchased sand, as a percentage of overall sales, fell to 25% in 3Q 2017 (from 49% in 2Q 2017) as the production from our mines increased.

Contract Land and Directional Drilling Services

Mammoth's contract land and directional drilling services division contributed revenue of $13.6 million for the three months ended September 30, 2017 compared to $8.7 million for the three months ended September 30, 2016, an increase of 56%. The increase in revenue resulted primarily from increased utilization and day rates for both land rigs and directional drilling services.

Mammoth's contract land and directional drilling services division contributed revenue of $36.9 million for the nine months ended September 30, 2017 compared to $20.3 million for the nine months ended September 30, 2016, an increase of 82%. The increase in revenue resulted primarily from increased utilization and day rates for both land rigs and directional drilling services.

Five horizontal rigs on average operated in 3Q 2017, at an average day rate of $14,800, with five horizontal rigs operating today. For the remainder of 2017, we expect between five and six of our horizontal rigs to operate in the Permian Basin.

Other Energy Services

Mammoth's other energy services division contributed revenue of $14.5 million and $8.6 million for the three months ended September 30, 2017 and 2016, respectively. The increase was driven by our energy infrastructure operations that accounted for $13.5 million of the revenue in the third quarter of 2017. The increase from infrastructure services was partially offset by a decrease from our remote accommodations division driven by decreased occupancy levels.

Mammoth's other energy services division contributed revenues of $23.7 million and $23.3 million for the nine months ended September 30, 2017 and 2016, respectively.

During 3Q 2017, we deployed capital to grow our electric utility infrastructure business, Cobra. This business currently has 58 crews working in two geographic areas of the U.S. and participated in the restoration of electric utility infrastructure in both Texas and Florida following Hurricanes Harvey and Irma. Cobra also recently signed a contract to aid in the rebuilding of electric utility infrastructure in Puerto Rico, which provides for revenues of up to $200 million.

Selling, General and Administrative Expenses

Selling, general and administrative ("SG&A") expenses increased by 150% to $8.0 million from $3.2 million for the three months ended September 30, 2017 and 2016, respectively. The increase was primarily attributable to increased compensation and benefits along with increased professional service charges.
SG&A expenses increased by 88% to $22.5 million from $12.0 million for the nine months ended September 30, 2017 and 2016, respectively. The increase was primarily attributable to increased compensation and benefits along with increased professional service charges.
SG&A expenses, as a percentage of total revenue, came in at 5.4% in the third quarter of 2017 as compared to 5% during the third quarter of 2016.

Liquidity

As of September 30, 2017, we had net debt of approximately $80 million reflecting $94.0 million in borrowings outstanding under our $170.0 million revolving credit facility and $14.3 million of cash on hand. We have approximately $75.2 million of available borrowing capacity.

Capital Expenditures

The following table summarizes our capital expenditures by operating division for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Pressure pumping services (a)	$19,580,804	$335,312	$72,982,713	$1,262,854
Well services (b)	777,399	156,783	1,121,873	404,612
Natural sand proppant services (c)	4,927,935	359,656	7,897,818	522,267
Contract and directional drilling services (d)	2,356,885	1,069,381	8,257,702	1,492,476
Other energy services (e)	8,054,748	12,706	12,013,384	425,838
Net change in cash	$35,697,771	$1,933,838	$102,273,490	$4,108,047

(a).	Capital expenditures primarily for pressure pumping equipment for the three and nine months ended September 30, 2017 and 2016.

(b).	Capital expenditures primarily for equipment upgrades for the three and nine months ended September 30, 2017 and 2016.

(c).	Capital expenditures included a conveyor and plant additions for the three and nine months ended September 30, 2017 and 2016.

(d).	Capital expenditures primarily for upgrades to our rig fleet for the three and nine months ended September 30, 2017 and 2016.

(e).
Capital expenditures primarily for an intersection upgrade for the nine months ended September 30, 2016. Capital expenditures for the nine months ended September 30, 2017 represent property and equipment for energy infrastructure services.

Explanatory Note Regarding Financial Information

The historical financial information for periods prior to October 12, 2016, contained in this release relates to Mammoth Energy Partners LP, a Delaware limited partnership (the "Partnership"). On October 12, 2016, the Partnership was converted into a Delaware limited liability company named Mammoth Energy Partners LLC ("Mammoth LLC"), and then each member of Mammoth LLC contributed all of its membership interests in Mammoth LLC to the Company. Prior to the conversion and the contribution, the Company was a wholly-owned subsidiary of the Partnership. Following the conversion and the contribution, Mammoth LLC (as the converted successor to the Partnership) became a wholly-owned subsidiary of the Company.

On October 13, 2016, Mammoth priced 7,750,000 shares of its common stock in its initial public offering (the "IPO") at a price to the public of $15.00 per share and, on October 14, 2016, Mammoth’s common stock began trading on The Nasdaq Global Select Market under the symbol “TUSK.” On October 19, 2016, Mammoth closed its IPO. Unless the context otherwise requires, references in this release to Mammoth or the Company, when used in a historical context for periods prior to October 12, 2016 refer to the Partnership and its subsidiaries. References in this release to Mammoth or the Company, when used for periods beginning on or after October 12, 2016 refer to Mammoth and its subsidiaries.

The financial information contained in this release should be read in conjunction with the financial information contained in Mammoth’s Annual Report filed on Form 10-K with the Securities and Exchange Commission ("SEC") on February 24, 2017. Subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings.

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function ("CODM"). Segment information is prepared on the same basis that our CODM manages the segments, evaluates the segment financial statements, and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of net income (loss) before income taxes prior to depreciation and amortization, impairment of long-lived assets, acquisition related costs, one-time compensation charges associated with the IPO, equity based compensation, interest income, interest expense and other (income) expense, net (which is comprised of the (gain) loss on disposal of long-lived assets) as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

Based on the CODM's assessment, effective December 31, 2016, the Company updated the reportable segments to align with its new CODM designated reporting structure and business activities. The Company now has five segments consisting of pressure pumping services, well services, natural sand proppant, contract land and directional drilling services and other energy services. Prior to this change, the reportable segments were comprised of four segments for financial reporting purposes: completion and production services, completion and production - natural sand proppant, land and directional drilling services and remote accommodation services. We have conformed our presentation for prior periods to reflect this new segment presentation.

On June 5, 2017, the Company completed the acquisition of (1) Sturgeon Acquisitions, LLC and its wholly owned subsidiaries Taylor Frac LLC, Taylor RE, LLC and South River, LLC (collectively, "Sturgeon"); (2) Stingray Energy Services and (3) Stingray Cementing (together with Stingray Energy Services, the “Stingray Acquisition”) in exchange for the issuance by Mammoth of an aggregate of 7,000,000 shares of its common stock.

Prior to the acquisition, the Company and Sturgeon were under common control and it is required under accounting principles generally accepted in the Unites States of America ("GAAP") to account for this common control acquisition in a manner similar to the pooling of interest method of accounting. Therefore, the Company's historical financial information has been recast to combine Sturgeon with the Company as if the acquisition had been completed at commencement of Sturgeon's operations on September 13, 2014.

Conference Call Information

Mammoth will host a conference call on Thursday, November 2, 2017 at 10:00 a.m. CST (11:00 am EST) to discuss its third quarter 2017 financial and operational results. The telephone number to access the conference call is 844-265-1561 in the U.S. and the international dial in is 216-562-0385. The conference ID for the call is 9587499. The conference call will also be webcast live on www.mammothenergy.com in the “Investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented energy service company serving companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves and energy infrastructure. Mammoth’s suite of services includes pressure pumping services, well services, natural sand proppant services, contract land and directional drilling services and other energy services. Other energy services currently consists of remote accommodation services and energy infrastructure services. For additional information about Mammoth, please visit our website at www.mammothenergy.com, where we routinely post announcements, updates, events, investor information and presentations and recent news releases. Information on our website is not part of this news release.

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, including those described in our Annual Report filed on Form 10-K filed with the SEC on February 24, 2017, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the Securities and Exchange Commission (the “SEC”), including those relating to our acquisitions and our contracts, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; solvency of counterparties to our contracts and their ability to timely pay for our services; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas industry; and costs and availability of resources.

Readers are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:
Don Crist
Director Investor Relations
dcrist@mammothenergy.com
405-608-6048

Media Contact:
Andrew Wilson
Andrew.wilson@edelman.com
212-704-4490

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

ASSETS	September 30,	December 31,
CURRENT ASSETS	2017	2016 (a)
Cash and cash equivalents	$14,278,328	$29,238,618
Accounts receivable, net	65,490,189	21,169,579
Receivables from related parties	44,772,661	27,589,283
Inventories	12,164,225	6,124,201
Prepaid expenses	2,753,800	4,425,872
Other current assets	335,513	391,599
Total current assets	139,794,716	88,939,152

Property, plant and equipment, net	347,317,716	242,119,663
Sand reserves	75,210,457	55,367,295
Intangible assets, net - customer relationships	11,770,375	15,949,772
Intangible assets, net - trade names	6,722,197	5,617,057
Goodwill	99,810,819	88,726,875
Other non-current assets	4,509,500	5,642,661
Total assets	$685,135,780	$502,362,475
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$70,229,349	$20,469,542
Payables to related parties	211,352	203,209
Accrued expenses and other current liabilities	21,556,542	8,546,198
Income taxes payable	—	28,156
Total current liabilities	91,997,243	29,247,105

Long-term debt	94,000,000	—
Deferred income taxes	51,086,739	47,670,789
Asset retirement obligation	2,031,119	259,804
Other liabilities	4,755,414	2,404,422
Total liabilities	243,870,515	79,582,120

COMMITMENTS AND CONTINGENCIES (Note 14)

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 44,502,223 and	445,022	375,000
37,500,000 issued and outstanding at September 30, 2017 and December 31, 2016, respectively.
Additional paid in capital	506,274,038	400,205,921
Member's equity	—	81,738,675
Accumulated deficit	(63,274,499)	(56,322,878)
Accumulated other comprehensive loss	(2,179,296)	(3,216,363)
Total equity	441,265,265	422,780,355
Total liabilities and equity	$685,135,780	$502,362,475

(a) Financial information has been recast to include the financial position and results attributable to Sturgeon.

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
REVENUE	2017	2016 (b)	2017 (a)	2016 (b)
Services revenue	$63,112,621	$19,077,680	$119,863,654	$65,964,774
Services revenue - related parties	56,860,754	36,028,399	134,425,170	76,679,011
Product revenue	15,276,279	1,675,230	29,043,367	4,651,673
Product revenue - related parties	14,055,246	6,557,237	39,200,789	17,788,581
Total revenue	149,304,900	63,338,546	322,532,980	165,084,039

COST AND EXPENSES
Services cost of revenue	89,345,946	35,850,660	191,910,453	102,113,120
Services cost of revenue - related parties	8,899	587,087	701,008	787,079
Product cost of revenue	25,177,849	6,429,040	57,759,173	22,861,407
Selling, general and administrative	7,667,419	3,063,445	21,473,039	11,558,114
Selling, general and administrative - related parties	355,242	131,162	986,126	456,505
Depreciation, depletion, accretion and amortization	27,223,733	17,921,471	64,354,383	54,483,158
Impairment of long-lived assets	—	—	—	1,870,885
Total cost and expenses	149,779,088	63,982,865	337,184,182	194,130,268
Operating loss	(474,188)	(644,319)	(14,651,202)	(29,046,229)

OTHER (EXPENSE) INCOME
Interest expense	(1,420,067)	(1,024,514)	(2,928,859)	(3,332,901)
Bargain purchase gain, net of tax	—	—	4,011,512	—
Other, net	(319,252)	(253,832)	(705,894)	371,894
Total other (expense) income	(1,739,319)	(1,278,346)	376,759	(2,961,007)
Loss before income taxes	(2,213,507)	(1,922,665)	(14,274,443)	(32,007,236)
(Benefit) provision for income taxes	(1,412,680)	1,055,961	(7,322,822)	2,739,696
Net loss	$(800,827)	$(2,978,626)	$(6,951,621)	$(34,746,932)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment (1)	627,515	(386,265)	1,037,067	1,583,593
Comprehensive loss	$(173,312)	$(3,364,891)	$(5,914,554)	$(33,163,339)

Net loss per share (basic and diluted)	$(0.02)	$(0.10)	$(0.17)	$(1.16)
Weighted average number of shares outstanding	44,501,885	30,000,000	40,526,276	30,000,000

(1) Net of tax	357,594	—	811,906	—
(a) Financial information includes the financial position and results attributable to Sturgeon for the entire period presented.
(b) Financial information has been recast to include the financial position and results attributable to Sturgeon.

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended
	September 30,
Cash flows from operating activities	2017 (a)	2016 (b)
Net loss	$(6,951,621)	$(34,746,932)
Adjustments to reconcile net loss to cash provided by operating activities:
Equity based compensation	2,648,211	(18,683)
Depreciation, depletion, accretion and amortization	64,354,383	54,483,158
Amortization of coil tubing strings	2,144,231	1,386,856
Amortization of debt origination costs	299,104	452,343
Bad debt expense	117,426	1,779,870
(Gain) loss on disposal of property and equipment	125,653	(426,917)
Gain on bargain purchase	(4,011,512)	—
Impairment of long-lived assets	—	1,870,885
Deferred income taxes	(8,151,410)	(18,906)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(37,439,781)	(2,139,172)
Receivables from related parties	(12,080,870)	167,964
Inventories	(7,878,174)	(119,260)
Prepaid expenses and other assets	2,643,797	59,940
Accounts payable	30,444,904	2,099,991
Payables to related parties	7,934	(394,292)
Accrued expenses and other liabilities	14,392,715	(1,292,176)
Income taxes payable	(28,156)	(4,052)
Net cash provided by operating activities	40,636,834	23,140,617

Cash flows from investing activities:
Purchases of property and equipment	(102,273,490)	(4,108,047)
Business acquisitions	(42,008,187)	—
Proceeds from disposal of property and equipment	782,432	3,399,705
Business combination cash acquired (Note 3)	2,671,558	—
Net cash used in investing activities	(140,827,687)	(708,342)

Cash flows from financing activities:
Borrowings from lines of credit	118,850,000	22,776,411
Repayments of lines of credit	(24,850,000)	(45,776,411)
Repayment of Stingray acquisition long-term debt	(8,851,063)	—
Net cash provided by (used in) financing activities	85,148,937	(23,000,000)
Effect of foreign exchange rate on cash	81,626	186,967
Net decrease in cash and cash equivalents	(14,960,290)	(380,758)
Cash and cash equivalents at beginning of period	29,238,618	4,038,899
Cash and cash equivalents at end of period	$14,278,328	$3,658,141

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,300,250	$2,972,072
Cash paid for income taxes	$840,421	$2,755,562
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in trade accounts payable	$13,647,557	$1,832,892
Acquisition of Sturgeon, Stingray Cementing LLC and Stingray Energy Services LLC (Note 3)	$23,090,580	$—
(a) Financial information includes the financial position and results attributable to Sturgeon for the entire period presented.
(b) Financial information has been recast to include the financial position and results attributable to Sturgeon.

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED SEGMENT INCOME STATEMENTS (unaudited)

	Completion and Production
Nine Months Ended September 30, 2017 (a)	Pressure Pumping Services	Well Services	Sand	Drilling	Other Energy Services	Total
Revenue from external customers	$46,511,384	$15,852,372	$29,043,367	$33,805,844	$23,694,054	$148,907,021
Revenue from related parties	$119,570,520	$11,793,299	$39,200,789	$3,060,826	$525	$173,625,959
Cost of revenue	$117,494,570	$24,288,693	$57,759,173	$34,584,336	$16,243,862	$250,370,634
Selling, general and administrative expenses	$6,690,812	$2,789,881	$6,314,182	$4,103,053	$2,561,237	$22,459,165
Earnings before interest, other expense, impairment, taxes and depreciation and amortization	$41,896,522	$567,097	$4,170,801	$(1,820,719)	$4,889,480	$49,703,181
Other expense	$126,650	$36,195	$251,520	$262,560	$28,969	$705,894
Bargain purchase gain	$—	$—	$(4,011,512)	$—	$—	$(4,011,512)
Interest expense (income)	$1,023,519	$(14,019)	$572,096	$1,227,422	$119,841	$2,928,859
Depreciation, depletion, accretion and amortization	$31,823,408	$7,939,784	$6,603,001	$14,978,300	$3,009,890	$64,354,383
Income tax (benefit) provision	$—	$(7,778,970)	$32,326	$—	$423,822	$(7,322,822)
Net income (loss)	$8,922,945	$384,107	$723,370	$(18,289,001)	$1,306,958	$(6,951,621)
Total expenditures for property, plant and equipment	$72,982,713	$1,121,873	$7,897,818	$8,257,702	$12,013,384	$102,273,490

Three Months Ended September 30, 2017
Revenue from external customers	$29,003,286	$7,055,718	$15,276,279	$12,590,622	$14,462,995	$78,388,900
Revenue from related parties	$46,701,582	$9,105,851	$14,055,246	$1,053,321	$—	$70,916,000
Cost of revenue	$52,960,761	$13,852,628	$25,177,849	$11,597,757	$10,943,699	$114,532,694
Selling, general and administrative expenses	$2,511,147	$1,091,378	$1,840,746	$1,374,275	$1,205,115	$8,022,661
Earnings before interest, other expense, impairment, taxes and depreciation and amortization	$20,232,960	$1,217,563	$2,312,930	$671,911	$2,314,181	$26,749,545
Other expense	$120,261	$38,186	$97,744	$38,324	$24,737	$319,252
Interest expense	$591,724	$94,357	$86,857	$570,364	$76,765	$1,420,067
Depreciation, depletion, accretion and amortization	$13,038,962	$4,511,622	$3,034,342	$5,035,990	$1,602,817	$27,223,733
Income tax (benefit) provision	$—	$(1,278,456)	$23,824	$—	$(158,048)	$(1,412,680)
Net income (loss)	$6,482,013	$(2,148,146)	$(929,837)	$(4,972,767)	$767,910	$(800,827)
Total expenditures for property, plant and equipment	$19,580,804	$777,399	$4,927,935	$2,356,885	$8,054,748	$35,697,771

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED SEGMENT INCOME STATEMENTS (unaudited)

	Completion and Production
Nine Months Ended September 30, 2016 (b)	Pressure Pumping Services	Well Services	Sand	Drilling	Other Energy Services	Total
Revenue from external customers	$18,294,739	$6,470,485	$4,651,673	$17,946,458	$23,253,092	$70,616,447
Revenue from related parties	$73,559,413	$732,740	$17,788,581	$2,381,446	$5,412	$94,467,592
Cost of revenue	$60,866,617	$10,030,214	$22,861,407	$22,010,295	$9,993,073	$125,761,606
Selling, general and administrative expenses	$2,981,718	$1,512,824	$2,525,310	$3,353,243	$1,641,524	$12,014,619
Earnings before interest, other expense (income), impairment, taxes and depreciation and amortization	$28,005,817	$(4,339,813)	$(2,946,463)	$(5,035,634)	$11,623,907	$27,307,814
Other expense (income)	$25,087	$(671,986)	$82,422	$179,639	$12,944	$(371,894)
Interest expense	$502,781	$178,584	$319,855	$2,272,913	$58,768	$3,332,901
Depreciation, depletion, accretion and amortization	$27,964,092	$3,903,924	$4,734,540	$16,243,626	$1,636,976	$54,483,158
Impairment of long-lived assets	$138,587	$1,384,751	$—	$347,547	$—	$1,870,885
Income tax provision	$—	$2,835	$3,716	$—	$2,733,145	$2,739,696
Net (loss) income	$(624,730)	$(9,137,921)	$(8,086,996)	$(24,079,359)	$7,182,074	$(34,746,932)
Total expenditures for property, plant and equipment	$1,262,854	$404,612	$522,267	$1,492,476	$425,838	$4,108,047

Three Months Ended September 30, 2016 (b)
Revenue from external customers	$137,626	$2,109,874	$1,675,230	$8,230,625	$8,599,555	$20,752,910
Revenue from related parties	$35,393,855	$164,854	$6,557,237	$464,850	$4,840	$42,585,636
Cost of revenue	$20,782,936	$3,068,159	$6,429,040	$9,042,242	$3,544,410	$42,866,787
Selling, general and administrative expenses	$916,176	$499,346	$415,505	$786,008	$577,572	$3,194,607
Earnings before interest, other expense, impairment, taxes and depreciation and amortization	$13,832,369	$(1,292,777)	$1,387,922	$(1,132,775)	$4,482,413	$17,277,152
Other expense	$1,262	$1,159	$9,439	$237,211	$4,761	$253,832
Interest expense	$134,017	$29,489	$108,744	$718,706	$33,558	$1,024,514
Depreciation, depletion, accretion and amortization	$9,050,605	$1,233,702	$1,784,689	$5,297,694	$554,781	$17,921,471
Impairment of long-lived assets	$—	$—	$—	$—	$—	$—
Income tax provision	$—	$5,929	$3,716	$—	$1,046,316	$1,055,961
Net income (loss)	$4,646,485	$(2,563,056)	$(518,666)	$(7,386,386)	$2,842,997	$(2,978,626)
Total expenditures for property, plant and equipment	$335,312	$156,783	$359,656	$1,069,381	$12,706	$1,933,838
(a) Financial information includes the financial position and results attributable to Sturgeon for the entire period presented.
(b) Financial information has been recast to include the financial position and results attributable to Sturgeon.

MAMMOTH ENERGY PARTNERS LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA as net income (loss) before depreciation, depletion, accretion and amortization, impairment of long-lived assets, acquisition related costs, equity based compensation, bargain purchase gain, interest expense, other expense (income), net (which is comprised of the (gain) or loss on disposal of long-lived assets) and (benefit) provision for income taxes. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements.

•
is widely used by investors in the energy services industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	is a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness; and

•	is used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.

There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss. Additionally, because Adjusted EBITDA excludes some, but not all, items that affect net income and is defined differently by different companies in our industry, our definition of Adjusted EBITDA used in this release may not be comparable to similarly titled measures of other companies or used in various agreements.

MAMMOTH ENERGY PARTNERS LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables also provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income or loss for each of our operating segments.

Consolidated

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016	2017	2016
Net loss	$(800,827)	$(2,978,626)	$(6,951,621)	$(34,746,932)
Depreciation, depletion, accretion and amortization expense	27,223,733	17,921,471	64,354,383	54,483,158
Impairment of long-lived assets	—	—	—	1,870,885
Acquisition related costs	264,091	—	2,454,840	—
Equity based compensation	1,028,317	(18,683)	2,648,210	(18,683)
Bargain purchase gain	—	—	(4,011,512)	—
Interest expense	1,420,067	1,024,514	2,928,859	3,332,901
Other expense (income), net	319,252	253,832	705,894	(371,894)
(Benefit) provision for income taxes	(1,412,680)	1,055,961	(7,322,822)	2,739,696
Adjusted EBITDA	$28,041,953	$17,258,469	$54,806,231	$27,289,131

Pressure Pumping Services

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016	2017	2016
Net income (loss)	$6,482,013	$4,646,485	$8,922,945	$(624,730)
Depreciation and amortization expense	13,038,962	9,050,605	31,823,408	27,964,092
Impairment of long-lived assets	—	—	—	138,587
Acquisition related costs	500	—	500	—
Equity based compensation	428,398	—	1,202,687	—
Interest expense	591,724	134,017	1,023,519	502,781
Other expense, net	120,261	1,262	126,650	25,087
Adjusted EBITDA	$20,661,858	$13,832,369	$43,099,709	$28,005,817

MAMMOTH ENERGY PARTNERS LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Other Well Services

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016	2017	2016
Net (loss) income	$(2,148,146)	$(2,563,056)	$384,107	$(9,137,921)
Depreciation and amortization expense	4,511,622	1,233,702	7,939,784	3,903,924
Impairment of long-lived assets	—	—	—	1,384,751
Acquisition related costs	65,394	—	235,526	—
Equity based compensation	127,930	(18,683)	265,380	(18,683)
Interest expense, net	94,357	29,489	(14,019)	178,584
Other expense (income), net	38,186	1,159	36,195	(671,986)
(Benefit) provision for income taxes	(1,278,456)	5,929	(7,778,970)	2,835
Adjusted EBITDA	$1,410,887	$(1,311,460)	$1,068,003	$(4,358,496)

Natural Sand Proppant Services

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016	2017	2016
Net (loss) income	$(929,837)	$(518,666)	$723,370	$(8,086,996)
Depreciation, depletion, accretion and amortization expense	3,034,342	1,784,689	6,603,001	4,734,540
Acquisition related costs	166,654	—	2,120,733	—
Equity based compensation	271,762	—	524,223	—
Bargain purchase gain	—	—	(4,011,512)	—
Interest expense	86,857	108,744	572,096	319,855
Other expense, net	97,744	9,439	251,520	82,422
Provision for income taxes	23,824	3,716	32,326	3,716
Adjusted EBITDA	$2,751,346	$1,387,922	$6,815,757	$(2,946,463)

Contract Land and Directional Drilling Services

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016	2017	2016
Net loss	$(4,972,767)	$(7,386,386)	$(18,289,001)	$(24,079,359)
Depreciation and amortization expense	5,035,990	5,297,694	14,978,300	16,243,626
Impairment of long-lived assets	—	—	—	347,547
Acquisition related costs	(16,328)	—	8,187	—
Equity based compensation	137,637	—	429,901	—
Interest expense	570,364	718,706	1,227,422	2,272,913
Other expense, net	38,324	237,211	262,560	179,639
Adjusted EBITDA	$793,220	$(1,132,775)	$(1,382,631)	$(5,035,634)

MAMMOTH ENERGY PARTNERS LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Other Energy Services

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016	2017	2016
Net income	$767,910	$2,842,997	$1,306,958	$7,182,074
Depreciation and amortization expense	1,602,817	554,781	3,009,890	1,636,976
Impairment of long-lived assets	—	—	—	—
Acquisition related costs	47,871	—	89,894	—
Equity based compensation	62,590	—	226,019	—
Interest expense	76,765	33,558	119,841	58,768
Other expense, net	24,737	4,761	28,969	12,944
(Benefit) provision for income taxes	(158,048)	1,046,316	423,822	2,733,145
Adjusted EBITDA	$2,424,642	$4,482,413	$5,205,393	$11,623,907